SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          International Fibercom, Inc.
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

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    2) Form, Schedule or Registration No.

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
                                    NOTICE OF
                               1998 ANNUAL MEETING
                                 OF SHAREHOLDERS

                                       AND

                                   PRELIMINARY
                                 PROXY STATEMENT






                           MEETING DATE: JULY 10, 1998







                          INTERNATIONAL FIBERCOM, INC.

                             3615 South 28th Street
                           Phoenix, Arizona 85040-8601

                          INTERNATIONAL FIBERCOM, INC.
                             3615 South 28th Street
                             Phoenix, Arizona 85040

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  July 10, 1998


         The 1998 Annual Meeting of Shareholders of International FiberCom, Inc. ("Company") will be held at Mesa Hilton Pavillion, 1011 West Holmes Avenue, Mesa, Arizona 85202, on July 10, 1998, at 7:30 a.m., Mountain Standard Time.

MATTERS TO BE VOTED ON:

         1.       Ratification   of  the   selection   of  BDO  Seidman  as  the
                  independent public accountants for the Company's fiscal year 1998;

         2.       Election of five directors;

         3.       Approve the amendment of the 1997 Stock Option Plan;

         4.       Approve the adoption of the Employee Stock Purchase Plan; and

         5. Any other matters that may properly come before the meeting or any adjournment thereof.

         The close of business on June 10, 1998 has been fixed as the record date for the determination of the shareholders of record entitled to notice of, and to vote at, this meeting or any adjournment thereof. The list of shareholders entitled to vote at this meeting is available at the offices of International FiberCom, Inc., 3615 South 28th Street, Phoenix, Arizona 85040, for examination by any shareholder.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THIS MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THIS MEETING.

                                        By Order of the Board of Directors



                                        Joseph P. Kealy
                                        Chairman of the Board

Phoenix, Arizona
June _____, 1998

                                   PRELIMINARY
                                 PROXY STATEMENT

                                TABLE OF CONTENTS

GENERAL INFORMATION ..........................................................   -1-
     Who Can Vote ............................................................   -1-
     Voting by Proxies .......................................................   -1-
     How You May Revoke Your Proxy Instructions ..............................   -1-
     How Votes are Counted ...................................................   -1-
     Cost of this Proxy Solicitation .........................................   -2-
     Attending the Annual Meeting ............................................   -2-

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL? ..............................   -2-

WHO SHOULD I CALL IF I HAVE QUESTIONS? .......................................   -2-

PROPOSALS ....................................................................   -3-
     PROPOSAL NO. 1 - Ratification of Independent Public Accountants .........   -3-
     PROPOSAL NO. 2 - Elect Six Directors ....................................   -3-
     PROPOSAL NO. 3 - Approval of Amendment of the 1997 Stock Option Plan ....   -5-
     PROPOSAL NO. 4 - Approval of Adoption of the Employee Stock Purchase Plan   -7-

ABOUT THE BOARD AND ITS COMMITTEES ...........................................   -7-

ABOUT THE EXECUTIVE OFFICERS .................................................   -9-

EXECUTIVE COMPENSATION .......................................................   -10-

OPTION GRANTS IN 1997 ........................................................   -11-

OPTION EXERCISES IN 1997 .....................................................   -12-

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT .................   -12-

OWNERSHIP OF OUR COMMON STOCK ................................................   -12-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...............................   -14-

SUMMARY OF THE STOCK OPTION PLANS ............................................   -14-

SUMMARY OF THE RESTRICTED STOCK PLANS ........................................   -17-

OTHER MATTERS ................................................................   -17-

SHAREHOLDER PROPOSALS ........................................................   -17-

ANNUAL REPORT ................................................................   -17-

                                   PRELIMINARY
                                 PROXY STATEMENT

         Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the persons who are named on the enclosed Proxy Card. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our management. "We," "our," "IFC" and the "Company" refer to International FiberCom, Inc. The Proxy Statement is first being sent to our shareholders on or about June ____, 1998.


                               GENERAL INFORMATION


Who Can Vote

You are entitled to vote your Common Stock if our records showed that you held your shares as of June 10, 1998. At the close of business on that date, 19,070,877 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed Proxy Card shows the number of shares which you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

Voting by Proxies

If your Common Stock is held by a broker, bank or other nominee (i.e. in "street name"), you will receive instructions from it which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by signing, dating and mailing the Proxy Card in the envelope provided. Of course, you can always come to the meeting and vote your shares in person. If you give us a proxy without giving specific voting instructions, your shares will be voted by the Proxies as recommended by the Board of Directors.

We are not now aware of any other matters to be presented at the Annual Meeting except for those described in this Proxy Statement. However, if any other matters not described in the Proxy Statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your Common Stock may be voted by the Proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

How You May Revoke
Your Proxy
Instructions

To revoke your proxy instructions, you must advise the Secretary in writing before your Common Stock has been voted by the Proxies at the meeting, deliver later proxy instructions, or attend the meeting and vote your shares in person.

How Votes are
Counted

The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting.

Cost of this Proxy
Solicitation

We will pay the cost of this proxy solicitation. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies. The Company will solicit proxies by mail, except for any incidental personal solicitation made by directors, officers and employees of the Company, for which they will not be paid.

Attending the Annual
Meeting

If you are a holder of record and you plan to attend the Annual Meeting, please indicate this when you vote. If you are a beneficial owner of Common Stock held by a broker or bank, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a broker or bank showing your current ownership and ownership of the Company's shares on the record date are examples of proof of ownership. If you want to vote in person your Common Stock held in street name, you will have to get a proxy in your name from the registered holder.


                 WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?


Proposal 1: Ratification
of Independent Public
Accountants

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of independent auditors. Therefore, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Proposal 2: Election of
Five Directors

The five nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a nominee, or you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count for or against any nominee.

Proposal 3: Amendment
of the 1997 Stock Option
Plan

The affirmative vote of a majority of the outstanding shares of common stock is required to approve the increase in shares reserved for issuance and to change the manner in which shares are counted under the 1997 Stock Option Plan. Therefore, if you do not vote, or you "abstain" from voting, it has the same effect as if you voted against the proposal.

Proposal 4: Approval of
the Employee Stock
Purchase Plan

The affirmative vote of a majority of the outstanding shares of common stock is required to approve the adoption of the Employee Stock Purchase Plan. Therefore, if you do not vote, or you "abstain" from voting, it has the same effect as if you voted against the proposal.


                     WHO SHOULD I CALL IF I HAVE QUESTIONS?

         If you have questions about the Annual Meeting or voting, please call Terry Beiriger, our Secretary, at (602)941-1900.

                                    PROPOSALS

         PROPOSAL NO. 1 - Ratification of Independent Public Accountants

         Our Board of Directors, acting upon the recommendation of its Audit Committee, has selected the firm of BDO Seidman, 1900 Avenue of the Stars, 11th Floor, Los Angeles, CA, 90067, as independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1998, and to perform other appropriate accounting services. A resolution will be presented to the Annual Meeting to ratify this selection. The Company does not expect that representatives of BDO Seidman will be present at the Annual Meeting. The affirmative vote of a majority of the number of votes entitled to be cast by the Common Stock represented at the meeting is needed to ratify the selection. If the shareholders do not ratify the appointment of BDO Seidman, the selection of independent accountants will be reconsidered by the Board of Directors.

         For the year ended December 31, 1997, Semple & Cooper, LLP provided audit services to the Company, including examination of the annual consolidated financial statements of the Company, review of unaudited quarterly financial information, assistance and consultation in connection with filing the Company's Annual Report on Form 10-KSB with the Securities and Exchange Commission and other filings with the Commission, and consultation in connection with various audit-related and accounting matters. The Company does not expect that representatives of Semple & Cooper will be present at the annual meeting.

         Semple & Cooper referred the Company to BDO Seidman upon the conclusion of their audit of the financial statements for the year ended December 31, 1997, because of the increased size and complexity of the Company's operations. Semple & Cooper is a member of the BDO Seidman Alliance. Semple & Cooper had been the Company's independent accountant since 1994. None of the financial statements prepared by Semple & Cooper contained any adverse or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.

         The Proxies will vote in favor of ratifying the selection of BDO Seidman unless instructions to the contrary are indicated on the accompanying proxy form.

               Your directors recommend a vote FOR Proposal No. 1

                      PROPOSAL NO. 2 - Elect Five Directors


Number of Directors
to be Elected

An entire Board of Directors, consisting of five directors, is to be elected at the Annual Meeting. Each Director elected will hold office until the next annual meeting and the election of their successors. If any director resigns or otherwise is unable to complete his or her term of office, the Board will elect another director for the remainder of the resigning director's term. The Company's Articles of Incorporation call for a Board consisting of not fewer than three nor more than nine members.

Vote Required -
Cumulative Voting

Under Arizona law, when directors are to be elected to office each shareholder is entitled to cumulate votes. This means that a shareholder should multiply the number of votes that shareholder is entitled to cast by the number of directors for whom they are entitled to vote and then cast the product for a single candidate or distribute the product among two or more candidates. At the annual meeting there will be five directors elected to the Board, therefore if you multiply the number of shares you own by five, that is the number of votes you are entitled to cast. The five individuals with the most number of votes are elected to office.

Nominees of the Board

The Board has nominated the following individuals to serve on the Board of Directors of the Company for the following year:

                                 Joseph P. Kealy
                                 Jerry A. Kleven
                                 John F. Kealy
                                 Richard J. Seminoff
                                 V. Thompson Brown, Jr.

All of these nominees are currently serving on the Board. Each of the nominees has agreed to be named in this proxy statement and to serve if elected. Each of the incumbent nominees attended all of the meetings of the Board in the prior year.

See "Information about the Nominees" on the following page for information regarding each of the Nominees listed above

         We know of no reason why any of the listed nominees would not be able to serve. However, if any nominee is unavailable for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board. The Board may also choose to reduce the number of Directors to be elected, as permitted by the Company's Bylaws.

                         INFORMATION ABOUT THE NOMINEES


Joseph P. Kealy
(Age 47)

Mr. Kealy has been the Chairman of the Company since May 1994 and the President and a director of the Company since September 1990. He was president of International Environmental Corporation, a former wholly-owned subsidiary of the Company, from its inception in 1987 until his resignation in March 1995 in connection with the sale of IEC. He has been involved in the construction business for 27 years in both field and management capacities spending the 15 years prior to joining the Company as the Arizona manager for a construction company. He attended college in Hastings, Nebraska and at Northern Arizona University.

Jerry A. Kleven
(Age 44)

Mr. Kleven is the President of Kleven Communications, Inc., one of the Company's wholly owned subsidiaries. He has been involved in the underground construction industry since 1971 and is a member of various underground construction organizations in the United States, including the National Underground Contracting Association. He has worked in all phases of Kleven's operations, including systems analysis, construction methodology and final estimate pricing.

John F. Kealy
(Age 52)

Mr. Kealy has been a Director of the Company since September 1990. He was the Executive Vice President and Secretary of the Company until March 1995 when he resigned in connection with his acquisition of IEC from the Company in 1995. He served as Chairman of the Company from September 1990 to May 1994. He formed IEC with his brother Joseph P. Kealy in 1987 and served as its chairman from its inception to May 1994. He has been the President and Chairman of IEC since January 1995. He has been in the construction business for 30 years in both field and management capacities since becoming a construction manager in 1967.
He ran construction company offices in Hastings, Nebraska, Farmington, New Mexico and Phoenix Arizona from 1974 to 1989. He attended Notre Dame University and graduated from Arizona State University in 1967 with a Bachelor of Science in Construction Management.

Richard J. Seminoff
(Age 50)

Mr. Seminoff has been a Vice President at Semco Enterprises, Inc., which is in the metal processing business, since May 1995. From April 1991 to April 1995, he has served as president of Amos, Lovitt, Touche & Seminoff, an insurance agency in Phoenix, Arizona. From 1979 to March 1991, he was employed by the Lasher Cowie Insurance Agency, Inc., one of the largest regional insurance agencies headquartered in Phoenix, Arizona. He was the president of that agency from 1984 to March 1991. Lasher-Cowie became a part of Hilb, Rogal and Hamilton Company, a publicly owned company. He resigned as president of Lasher-Cowie in March 1991.

V. Thompson Brown, Jr.
(Age 35)

Mr.  Brown  joined  Concepts  In  Communications,   Incorporated,   a  principal
subsidiary of the Company, in 1986. Since February 1997 he has been the president of the subsidiary. From November 1987 to February 1997 he was the Operations Manager for Concepts. He is responsible for project administration, materials management and bid and sales supervision. Mr. Brown graduated from Vanderbilt University with a Bachelor of Science in Engineering in 1984.

                Your directors recommend a vote FOR the election
                   of the five nominees under Proposal No. 2

            PROPOSAL NO. 3 - Amendment of the 1997 Stock Option Plan

Summary of the
Amendment

The 1997 Stock Option Plan was approved by the shareholders at the 1997 Annual Meeting. The Board of Directors adopted an Amendment to the Plan in May 1998 which calls for an increase in the number of shares reserved for issuance upon exercise of options granted under the Plan and for two changes in the way the number of shares reserved for issuance are counted. The Company desires to take these actions because options to purchase all of the original 1,200,000 shares reserved for issuance under the Stock Option Plan have been granted.

Addition of Shares

The number of shares reserved for issuance under the Plan is proposed to be raised from 1,200,000 to 3,200,000 shares.

How Shares Are
Currently Counted

Under the Plan as currently written, all grants of options are counted against the number of shares reserved for issuance. For example, if an employee is granted 5,000 options, 5,000 shares are taken from the reserved block and are therefore unavailable for future grants of options whether or not all 5,000 options are actually exercised for Common Stock.

An employee or director who has been granted options under the Plan may exercise those options by having shares withheld which, upon exercise, have a fair market value at the time the option is exercised equal to the option price (plus applicable withholding tax). See "Summary of the Stock Option Plans"

Net Exercise Shares
Will No Longer Be
Counted

beginning on Page 15. Under the Plan as originally approved, the withheld shares used to exercise the option would be counted against the reserved block of shares under the Plan. Under the Amendment, this would be changed so that the shares which are withheld to pay the option price of the remaining shares will be returned to the reserved block of shares available for grant under the Plan.

Open Market
Purchases to
Replenish the
Reserved Block

Also, under the Amendment, a new clause in the Plan would allow the reserved block of shares available for grant under the Plan to be replenished through open market purchases of Common Stock by the Company. For example, if the Company purchased 50,000 shares of Common Stock on the open market, the Board could, but does not have to, add these shares to the reserved block available for grant under the Plan. However, the reserved block of shares may never exceed 3,200,000 without further shareholder approval.

         The Amendment will not take effect unless it is approved by a vote of the majority of the outstanding shares of Common Stock. It is intended that the Proxies will vote for adoption of the Amendment unless instructions to the contrary are indicated on the accompanying proxy form.

 Your directors recommend a vote FOR amendment of the Plan under Proposal No. 3

          PROPOSAL NO. 4 - Approval of the Employee Stock Purchase Plan

Summary of the
Employee  Stock
Purchase Plan

The Board  adopted the  Employee  Stock  Purchase  Plan in July 1997.  The Stock
Purchase Plan provides eligible employees with the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions. The purpose of the Stock Purchase Plan is to provide an incentive to employees of the Company to perform in a manner which enhances the value of the Company's Common Stock by providing a direct ownership stake in the Company's performance.

Shares Reserved
and Eligibility

The Stock Purchase Plan has 2,000,000 shares of the Company's Common Stock reserved for issuance to eligible employees. Employees of the Company and its subsidiaries are eligible to participate in the Plan following ninety (90) days of continuous service with the Company.

Oversight

The Compensation Committee of the Board administers the Stock Purchase Plan. It has the authority to interpret the provisions of the Stock Purchase Plan and to establish and amend rules for its administration subject to the Plan's limitations. This Compensation Committee is comprised of non-employee directors as required by Rule 16b-3 of the Securities and Exchange Act of 1934, as amended.

Method of
Payment and Stock
Price

Eligible employees invest in the Stock Purch ase Plan through regular payroll deductions of up to 15% of their gross base salary for each annual or semi-annual period of participation. However, no employee may purchase greater than $25,000 worth of the Company's Common Stock in any given calendar year. At each purchase date, payroll deductions are credited to an account established in each participating employee's name and shares of the Company's Common Stock are automatically purchased on behalf of that employee on the last business day of each purchase period at the lesser of (i) 85% of the market price per share of Common Stock on the commencement date of the purchase period or (ii) the purchase period termination date.

Tax Consequences

Participating employees will be subject to taxation on any gain realized from the sale or other disposition of Common Stock that was acquired under the Stock Purchase Plan.

Dilution Protection

If any change in outstanding shares of the Company occurs by reason of any stock split, combination of shares or other similar transaction affecting the outstanding Common Stock as a class, appropriate adjustments will be made to the maximum number of shares issuable under the Stock Purchase Plan.

Amendment and
Termination of the
Plan

The Board may amend or terminate the Stock Purchase Plan at any time. However, the Board does not have the power to increase the number of shares available for issuance, amend the requirements as to the class of employees eligible to participate, or materially increase the benefits which may accrue to participants under the Stock Option Plan without shareholder approval. No termination, modification or amendment of the Stock Purchase Plan can adversely affect the rights of an employee under the Plan without that employees consent.

Shares Purchased to
Date Under the Stock
Purchase Plan

To date, eligible employees have purchased 104,036 shares of the company's Common Stock under the Stock Purchase Plan. These purchases are subject to the approval of the Stock Purchase Plan by shareholders at the Annual Meeting.

         The Employee Stock Purchase Plan will not take effect unless it is approved by a vote of the majority of the outstanding shares of Common Stock. It is intended that the Proxies will be voted for adoption of the Stock Purchase Plan unless instructions to the contrary are indicated on the accompanying proxy form.

  Your directors recommend a vote FOR adoption of the Plan under Proposal No. 4

                       ABOUT THE BOARD AND ITS COMMITTEES


The Board

The Company is governed by a Board of Directors and various committees of the Board which meet throughout the year. During 1997, there were two meetings of the full Board either in person or by conference call. Directors discharge their responsibility throughout the year at Board and committee meetings and also through considerable telephone contact and other communications with the Chairman and others regarding matters of concern and interest to the Company. All directors attended all Board meetings during 1997.

Committees of the
Board

The Board has two principal committees, the Compensation Committee and the Audit Committee. The function of each of these committees is described below along with the current membership and number of meetings held during 1997.

Compensation
Committee

The Compensation Committee has three primary functions. First, it reviews the performance of the Company's principal executive officers on an annual basis. The results of this review are then reported to the Board with a recommendation from the committee regarding the compensation packages awarded to these officers. Second, the Compensation Committee reviews the compensation paid to outside directors for service on the Board and for service on committees of the Board. Finally, the committee reviews the level and extent of applicable benefits provided by the Company with respect to automobiles, travel, insurance, health and medical coverage, stock options and other stock plans and benefits.

The Compensation Committee held two meetings during fiscal 1997 at which all members were present.

In 1997 the Board elected Edwin L. King and Richard J. Seminoff to the Compensation Committee. Mr. King resigned from the Board in October 1997 and was replaced in October 1997 by John F. Kealy who also assumed Mr. King's duties on the Compensation Committee. See "Compensation Committee Interlocks and Insider Participation" in the following section.

Audit Committee

The Audit Committee has several functions. First, it receives reports with respect to loss contingencies that may require public disclosure or financial statement notation. Second, it performs an annual review and examination of those matters that relate to a financial and performance audit of the Company's employee plans. Third, it recommends to the Board the selection, retention and termination of the Company's independent accountants. Fourth, it reviews the professional services, proposed fees and independence of the nominated accountants. And finally, it provides for the periodic review and examination of management performance in selected aspects of corporate responsibility.

The Audit Committee held two meetings during fiscal 1997.

In 1997 the Board elected Edwin L. King and Richard J. Seminoff to the Audit Committee. Mr. King resigned from the Board in October 1997 and was replaced in October 1997 by John F. Kealy.

Compensation
Committee Interlocks
and Insider
Participation

Messrs. King and Seminoff served as members of the Compensation Committee during the last fiscal year. Mr. King resigned from the Board of Directors in October 1997. Prior to that time each of Messrs. King and Seminoff had served in that capacity since they were appointed in August 1994. No action has been taken by the Compensation Committee since Mr. King's resignation from the Board. John F. Kealy took the place of Mr. King on the Compensation Committee and the Audit Committee in May 1998. Each member of the Compensation Committee has been, and will be, a non-employee director for purposes of administering the Plan under Rule 16b-3.

Director
Compensation

Directors currently receive no cash compensation for their services in that capacity. Reasonable out-of-pocket expenses may be reimbursed to directors in connection with attendance at meetings. In January 1997, the Company granted 30,000 options each to Edwin L. King, Richard J. Seminoff and John F. Kealy under the 1997 Stock Option Plan to purchase shares of Common Stock at a price of $.9375 per share. In April 1997 the Company granted 20,000 options to each of the same individuals under the 1997 Stock Option Plan to purchase shares of Common Stock at a price of $1.47 per share. All of these options are exercisable until May 1, 2002.

Limitation of Liability
of Directors

Arizona Law permits the inclusion of a provision in the articles of incorporation of a corporation limiting or eliminating the potential monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. These sections do not permit any limitation on, or the elimination of, liability of a director for disloyalty to his corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an

Arizona Corporate
Law

improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under the Corporation Law. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by the Arizona law apply only to the "duty of care" of directors, that is, to unintentional errors in their deliberations or judgments and not to any form of "bad faith" conduct.

Limitation of
Liability for
Company Directors

The Articles of Incorporation of the Company eliminate the personal monetary liability of directors to the extent allowed under Arizona law. A shareholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, and not "negligence" or "gross negligence" in satisfying his duty of care. This provision in the Articles of Incorporation applies only to claims against a director arising out of his role as a director and not in any other capacity or to his responsibilities under any other law, such as the federal securities laws.

                          ABOUT THE EXECUTIVE OFFICERS

         Joseph P. Kealy, Jerry A. Kleven, Terry W. Beiriger and Douglas N. Kimball are the principal executive officers of the Company. For information regarding Messrs. Kealy and Kleven please refer to "Information About the Nominees" beginning on Page 4. All executive officers are appointed by and serve at the discretion of the Board for continuous terms.


Terry W. Beiriger
(Age 46)

Mr. Beiriger is the Principal Financial Officer, Controller, Treasurer and Secretary of the Company. Mr. Beiriger has served as the Principal Financial Officer and Controller of the Company since September 1990, as Treasurer since
July 1996 and as Secretary since March 1995. He became involved in the construction business in 1979 when he joined Kealy Construction Company, which was owned by Joseph P. Kealy and John F. Kealy, as its controller. From 1974 to 1979, he was employed as a U.S. Internal Revenue Service agent specializing in the audits of medium-sized corporations. Mr. Beiriger graduated from Hastings College in Nebraska in 1974 with a Bachelor of Science in Business Administration.
                                      - 9 -

Douglas N. Kimball
(Age 43)

Mr. Kimball joined the Company in late 1997 and became its Chief Operating Officer in early 1998. From 1995 until joining the Company he held various executive officer positions at American Environmental Network, Inc., most recently as Vice President, Operations. Prior to that he was a self-employed consultant in the Metro-NY area. From 1987-1989 he served as the Treasurer, Vice President Finance and Chief Financial Officer of Mayor's Jewelers, Inc. in Coral Gables, Florida. Mr. Kimball has also served as the Executive Vice President and as a director of American Trade and Finance Corp., a Boston based venture firm; as Vice President, Finance, Secretary and Treasurer of Enseco Incorporated, a public environmental company; and as an audit manager for the Boston Office of Touche Ross & Co. Mr. Kimball graduated with a liberal arts degree from Dartmouth College in 1976 and earned as MS in accounting from Northeastern University in 1978.

                             EXECUTIVE COMPENSATION

         The following table sets forth all cash compensation paid by the Company to the chief executive officer and the most highly compensated executive officers and key employees whose total remuneration exceeded $100,000 for services rendered in all capacities to the Company during the last three completed fiscal years.

                                                                                   Long Term
                                                                                 Compensation
                                                                                    Awards
                                                                             ---------------------
                                                          Annual                  Securities
Name and Principal                                    Compensation/               Underlying                  All Other
Positions                             Year            Salary & Bonus            Options (#)(4)             Compensation (3)
------------------------------      ---------      --------------------      ---------------------      ----------------------
Joseph P. Kealy                       1997               $146,680                   740,000                     $9,600
President and Chairman of
the Board                             1996               117,092                    165,000                     9,600

                                      1995                96,936                                                9,600

Terry W. Beiriger                     1997                76,997                    170,000                     9,600
Principal Financial Officer,
Secretary and Treasurer               1996                75,154                    65,000                      9,600

                                      1995                71,922                                                9,600

Jerry A. Kleven                       1997               146,060                    120,000                     10,000
Executive Vice President
and Director                          1996               150,000                    70,000                      10,000

                                      1995               150,000                                                10,000

V. Thompson Brown, Jr.                1997             190,879 (2)                  70,000
Director
                                      1996                78,843

                                      1995                75,158

----------------------

(1) In August 1994 the Company entered in to a five-year employment agreements with Joseph P. Kealy, Jerry A. Kleven and Terry W. Beiriger providing for an annual base salary of $150,000 for Messrs. Kealy and Kleven and, as subsequently amended, $80,000 for Mr. Beiriger.

(2) Of the total compensation payed to Mr. Brown during 1997, $70,000 is attributable to forgiveness of a loan made by Concepts to Mr. Brown prior to the Company's acquisition of Concepts.

(3) The amounts set forth in this column are the automobile allowances received by the persons in the table under the respective employment agreements.

(4) The exercise price of all stock options granted were at least equal to the fair market values of the Company's Common Stock on the date of grant.

                              OPTION GRANTS IN 1997

      The following executive officers were granted stock options under and outside of the Option Plans by the Company in Fiscal 1997 in recognition of their past contributions to the Company. In each case, the option price was in excess of the fair market value of the Common Stock on the date of grant.

                                                          Percentage of Total
                                 No. of Shares              Shares for which
                                  Underlying               Options Granted to           Exercise
         Name                   Options Granted              Employees (1)               Price              Expiration Date
-----------------------      ---------------------      ------------------------      ------------       ---------------------
Joseph P. Kealy                   400,000 (2)                   66.4                      $3.00             August 14, 2004
                                  300,000 (3)                                             .9375                 May 1, 2002
                                  40,000 (3)                                               1.47               April 1, 2002
Jerry Kleven                      100,000 (3)                   10.8                      .9375                 May 1, 2002
                                  20,000 (3)                                               1.47               April 1, 2002
Terry W. Beiriger                 50,000 (2)                    15.2                       3.00             August 14, 2004
                                  100,000 (3)                                             .9375                 May 1, 2002
                                  20,000 (3)                                               1.47               April 1, 2002

----------------------

(1) Percentages represent total percentages for fiscal 1997 including all grants under and outside of the Option Plans listed for each person.

(2)      Options became exercisable on December 1, 1997.

(3)      Options became exercisable on July 21, 1997.

                            OPTION EXERCISES IN 1997

         There were no exercises of outstanding stock options in Fiscal 1997.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and

Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. During the last year Messrs. Beiriger, Brown, Kleven and John Kealy each failed to file one report on Form 4 in a timely fashion, each of which should have contained disclosure regarding one transaction. All of such transactions have subsequently been reported on Form 5.

                                           OWNERSHIP OF OUR COMMON STOCK

         The following table sets forth information, as of May 29, 1998 with respect to the number of shares of Common Stock of the Company beneficially owned by individual directors, by all directors and officers of the Company as a group, and by persons known by the Company to own more than 5% of the Company's Common Stock. The Company has no other class of voting stock outstanding.

               Name of Beneficial                               Number                      Percent of
                Owner and Address                            of Shares (1)              Common Stock Owned
-------------------------------------------------      -------------------------   ------------------------------
Joseph P. Kealy                                              1,287,088 (2)                     6.32
3615 S. 28th Street
Phoenix, Arizona  85040
John F. Kealy                                                  276,711 (3)                     1.45
520 South 52nd Street
Tempe, Arizona  85281
Jerry A. Kleven                                                271,874 (4)                     1.42
3615 S. 28th Street
Phoenix, Arizona  85040
Terry W. Beiriger                                              271,206 (5)                     1.42
3615 S. 28th Street
Phoenix, Arizona  85040
Richard J. Seminoff                                            105,000 (6)                      *
5050 North 40th Street
Suite 220
Phoenix, Arizona  85018
V. Thompson Brown, Jr.                                         104,222 (7)                      *
5714 Charlotte Avenue
Nashville, Tennessee 37209
Wallace E. Sapp                                              2,346,661 (8)                    12.30
Edna M. Sapp
1940 Highway 71 So.
Marianna, Florida 32446
Liviakis Financial Communications, Inc.                      1,650,000 (9)                     8.65
2420 "K" Street
Suite 220
Sacramento, California  95816
All directors and                                            2,316,101                        10.83
officers as a group
(six persons)

----------------------

* Less than 1%

(1) The shareholder listed has sole voting and investment power with respect to the shares listed.

(2) Includes options to purchase 1,055,000 shares of Common Stock which are presently exercisable.

(3) Includes options to purchase 85,000 shares of Common Stock which are presently exercisable. John Kealy disclaims beneficial ownership of an additional 1,500 shares owned by his immediate family.

(4) Includes options to purchase 215,000 shares of Common Stock which are presently exercisable.

(5) Includes options to purchase 260,000 shares of Common Stock which are presently exercisable. Terry Beiriger disclaims beneficial ownership of an additional 9,450 shares owned by his immediate family.

(6) Includes options to purchase 105,000 shares of Common Stock which are presently exercisable.

(7) Includes options to purchase 95,000 shares of Common Stock. which are presently exercisable.

(8) Includes options to purchase 215,000 shares of Common Stock which are presently exercisable. Wallace E. Sapp and Edna M. Sapp hold such shares jointly with right of survivorship. Wallace E. Sapp and Edna M. Sapp were the sole shareholders of the former Southern Communications Products, Inc., a Florida corporation. The Company purchased all or substantially all of the assets of such company in December 1997. Wallace E. Sapp remains an employee of the Company's subsidiary, SCP.

(9) Represents options to purchase 1,650,000 shares of Common Stock granted to Liviakis which are presently exercisable. Excludes options to purchase 550,000 shares of Common Stock granted to Robert Prag over which Liviakis disclaims beneficial ownership. Liviakis performs financial consulting services for the Company pursuant to a consulting agreement effective as of November 5, 1996. Such consulting agreement was extended in December 1997 through June 30, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Commencing in 1989 the Company advanced funds to Wings Limited Partnership ("Wings"), the partners of which included Joseph P. Kealy, John F. Kealy and Joseph W. Zerbib, a former principal shareholder of the Company. In 1993, these persons and their spouses assumed the Wing's obligation by executing a promissory note in the principal amount of $396,732, plus accrued interest. Such individuals secured the note by pledging 267,000 shares of their Common Stock to the Company. In June 1996, Mr. Zerbib paid $108,035 representing his pro-rata share of the principal and accrued interest on the note. Upon such payment the Company released him and his spouse from their obligations under the note and 107,000 shares of Common Stock that they had pledged to secure the note. The total principal and accrued interest due as of December 31, 1997 was $166,108, and the maturity date of the note has been extended to December 31, 1998.

      At December 31, 1994 Jerry A. Kleven, Brad J. Kleven and Ronald Abeyta owed the Company $81,656, $108,400 and $68,634, respectively, as a result of advances made by the Company to such individuals in fiscal 1994. The advances were represented by secured promissory notes bearing interest at 7% per annum, which notes were due and payable in full on or before December 31, 1995. Also, at December 31, 1994 International FiberCon, Inc., a California corporation ("FiberCon"), in which Jerry A. Kleven, Brad J. Kleven and Ronald Abeyta owned a majority interest, owed the Company $210,000 as the result of advances made by the Company to FiberCon. These individuals personally guaranteed FiberCon's payment of the promissory note. In 1995 FiberCon failed to make the required payments on the note. As a result, the Company requested payment from the guarantors under their respective guarantees of the note. Jerry A. Kleven paid the sum of $100,000 toward his note to the Company and his pro rata portion of the guarantee of the FiberCon note in 1995. The remaining balance due of $63,497 was consolidated into a new note on December 31, 1995. The Company had received no payment from either Brad Kleven or Ronald Abeyta, who resigned as officers of the Company in 1996, on their respective notes or guarantees under the FiberCon note as of June 1996 and therefore filed suit against each of such individuals demanding full payment of the principal and accrued interest on the notes and for attorney's fees in connection with the suit. On January 15, 1998, the Company entered into a settlement agreement and mutual release with Brad Kleven and Ronald Abeyta whereby all claims and counterclaims were dismissed by all parties. As a part of such agreement both such individuals agreed to five-year non-compete arrangements with the Company. As such, the receivables balance was converted to covenants not to compete and amortized over a five-year period.

                        SUMMARY OF THE STOCK OPTION PLANS


Summary of the 1994
and 1997 Stock
Option Plans

The Board adopted the 1997 Stock Option Plan in January 1997 and the 1994 Stock Option Plan in May 1994. There were originally 1,200,000 shares of Common Stock for issuance upon exercise of options granted under the 1997 Plan and 441,707 shares under the 1994 Plan. For the purposes of this summary, unless otherwise stated, "Plans" will refer to both the 1994 and 1997 Stock Option Plans.

The 1994 Plan  authorized  the Company to grant to key  employees of the Company
(i) incentive stock options to purchase shares of Common Stock and (ii) non-qualified stock options to purchase shares of Common Stock. The 1997 Plan allowed the issuance of both types of stock options to key employees and directors.

Objectives

The objectives of the Plans are to provide incentives to key employees, and also to directors in the case of the 1997 Plan, to achieve financial results aimed at increasing shareholder value and attracting talented individuals to the Company. Persons eligible to be granted incentive stock options under the Plans will be those employees of the Company whose performance, in the judgment of the Compensation Committee, can have significant effect on the success of the Company.

Oversight

The Compensation Committee of the Board administers the Plans by making initial determinations and recommendations to the Board regarding the persons to whom options should be granted and the amount, terms, conditions and restrictions of the awards. It also has the authority to interpret the provisions of the Plan and to establish and amend rules for its administration subject to the Plan's limitations. This Compensation Committee is comprised of non- employee directors as required by Rule 16b-3 of the Securities and Exchange Act of 1934, as amended.

Types of Grants

Although the Plans do not specify what portion of the awards may be in the form of incentive stock options or non-statutory options, historically a substantially greater number of incentive stock options have been awarded under the Plans and it is anticipated that, if the Plans are amended as proposed, this will continue to be the case. Incentive stock options awarded to employees of the Company are qualified stock options under the Internal Revenue Code.

Statutory
Conditions on
Stock Options

- exercise price

Incentive stock options granted under the Plans must have an exercise price at least equal to 100% of the fair market value of the Common Stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of the Company's stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the Common Stock on the date of grant. Non-statutory stock options may have exercise prices as determined by the Compensation Committee or the Board.

- dollar limit

The aggregate fair market value, determined as of the time an incentive stock option is granted, of the Common Stock with respect to which incentive stock options are exercisable by an employee for the first time during any calendar year, cannot exceed $100,000. However, there is no aggregate dollar limitation on the amount of non-statutory stock options which may be exercisable for the first time during any calendar year.

- expiration date

Any option granted under the Plans will expire at the time fixed by the Committee, which cannot be more than ten years after the date it is granted or, in the case of any person who owns more than 10% of the combined voting power of all classes of the Company's stock or of any subsidiary corporation, not more than five years after the date of grant.

- exerciseability

The Compensation Committee may also specify when all or part of an option becomes exercisable, but in the absence of such specification, the option will ordinarily be exercisable in whole or part at any time during its term. However, the Compensation Committee may accelerate the exercisability of any option at its discretion.

- assignability

Options granted under the Plans are not assignable. Incentive Stock Options may be exercised only while the optionee is employed by the Company or within twelve months after termination by reason of death, within twelve months after the date of disability, or within three months after termination for any other reason.

Payment Upon
Exercise of
Options

Payment of the exercise price for any option may be in cash, by withheld shares which, upon exercise, have a fair market value at the time the option is exercised equal to the option price (plus applicable withholding tax) or in the form of shares of the Company's Common Stock.

Tax Consequences
of Options

An employee or director will not recognize income on the awarding of incentive stock options and nonstatutory options under the Stock Option Plan.

An optionee will recognize ordinary income as the result of the exercise of a nonstatutory stock option in the amount of the excess of the fair market value of the stock on the day of exercise over the option exercise price.

An employee will not recognize income on the exercise of an incentive stock option, unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied. The employee will recognize long-term capital gain or loss on a sale of the shares acquired on exercise, provided the shares acquired are not sold or otherwise disposed of before the earlier of: (i) two years from the date of award of the option or (ii) one year from the date of exercise. If the shares are not held for the required period of time, the employee will recognize ordinary income to the extent the fair market value of the stock at the time the option is exercised exceeds the option price, but limited to the gain recognized on sale. The balance of any such gain will be a short-term capital gain. Exercise of an option with previously owned stock is not a taxable disposition of such stock.

An employee generally must include in alternative minimum taxable income the amount by which the price he paid for an incentive stock option is exceeded by the option's fair market value at the time his rights to the stock are freely transferrable or are not subject to a substantial risk of forfeiture.

The Company and its subsidiaries will be entitled to deductions for federal income tax purposes as a result of the exercise of a nonstatutory option and the disqualifying sale or disposition of incentive stock options in the year and the amount that the employee recognizes ordinary income as a result of such disqualifying disposition.

                      SUMMARY OF THE RESTRICTED STOCK PLANS


Summary of the 1994
and 1997 Restricted
Stock Plans

The Company adopted the 1997 Restricted Stock Plan in July 1997 and the 1994 Restricted Stock Plan in May 1994. For the purposes of this summary, unless otherwise stated, "Plans" will refer to both the 1994 and 1997 Restricted Stock Plans. Under the Plans, shares of Common Stock of the Company are reserved, in such amounts as determined by the Board, for issuance as part of the total shares reserved under the Stock Option Plans described above. The Plans authorize the grant of shares of Common Stock to key employees, consultants, researchers and to members of the Board. The Compensation Committee of the Board administers the Plans by making initial determinations and recommendations to the Board regarding the persons to whom shares of Common Stock should be granted and the terms of the awards. It also has the authority to interpret the provisions of the Plan and to establish and amend rules for its administration subject to the Plan's limitations. As of the date hereof, no shares have been granted under the Plans.

                                  OTHER MATTERS

         The Company's Board is not presently aware of any matters to be presented at the meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy on such matters in accordance with their judgment.

                              SHAREHOLDER PROPOSALS

         Any shareholder desiring to have a proposal included in the Company's proxy statement for its 1999 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to the Company's principal executive offices not later than February 1, 1999.

                                  ANNUAL REPORT

         The Company's Annual Report on Form 10-KSB with certified financial statements required to be filed for the fiscal year ended December 31, 1997, accompanies this Notice and Proxy Statement and was mailed to all shareholders of record on June _____, 1998. Any exhibit to the annual report on Form 10- KSB will be furnished to any requesting person who sets forth a good faith representation that he or she was a beneficial owner of the Company's Common Stock on June ____, 1998. The fee for furnishing a copy of any exhibit will be 25 cents per page plus $3.00 for postage and handling.
                                     - 17 -